                                PROMISSORY NOTE

         Principal             Loan Date        Maturity       Loan No.      Call     Collateral     Account     Officer    Initials

        $574,998.19            12-13-1995       06-15-1996     12755-003      41          20                      TCS01
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    References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
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

Borrower:                               Lender: CHARTER NATIONAL BANK - COLONIAL
  DI INDUSTRIES, INC.; DI SERVICES              P. 0. BOX 4525
  INC. DBA ALAMO RIG AND EQUIPMENT              HOUSTON, TX T7210-4625
  COMPANY; DI ENERGY, INC.; DRILLERS,
  INC.; CUBBY DRILLING INC.; WESTERN
  OIL WELL SERVICE CO.; BUTLER-JOHNSON,
  INC.; DI DRILLING INC.; DI
  INTERNATIONAL, INC.; AND DRILLERS INC.
  OF FLORIDA, HEREIN COLLECTIVELY
  CALLED "MAKER" (TIN: 74-2144774)
  450 GEARS RD.,SUITE 62S
  HOUSTON, TX 77067

Principal Amount: $574,998.19   Interest Rate: 9.750%    Date of Note:
                                                         December 13, 1995

PROMISE TO PAY. DI Industries, Inc.; DI Services Inc. dba Alamo Rig and Equipment Company; DI Energy, Inc.; Drillers, Inc.; Cubby Drilling Inc.; Western Oil Well Service Co.; Butler-Johnson, Inc.; DI Drilling Inc.; DI International, Inc.; and Drillers Inc. of Florida, herein collectively called "Maker" ("Borrower") promises to pay to Charter National Bank - Colonial ("Lender"), or order, In lawful money of the United States of America, the principal amount of Five Hundred Seventy Four Thousand Nine Hundred Ninety Eight & 19/100 Dollars ($574,998.19), together with Interest at the rate of 9.750% per annum on the unpaid principal balance from December 13,1995, until maturity.

PAYMENT. Borrower will pay this loan on demand, or If no demand Is made, In 5 principal payments of $9S,833.03 each and one final principal and Interest payment of $96,637.64. Borrower's first principal payment Is due January 1S, 1996, and all subsequent principal payments are due on the same day of each month after that. In addition, Borrower will pay regular monthly payments of all accrued unpaid Interest due as of each payment date. Borrower's first Interest payment Is due January 15, 1996, and all subsequent Interest payments are due on the same day of each month after that. Borrower's final payment due June 15, 1996, will be for all principal and accrued Interest not yet paid. interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per them basis of a year of 365 or 366 days, as the case may be. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges. Notwithstanding any other provision of this Note, Lender will not charge interest on any undisbursed loan proceeds. No scheduled installment, whether of principal or interest or both, will be due unless sufficient loan funds have been disbursed by the scheduled installment date to justify the payment.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

POST MATURITY RATE. The Post Maturity Rate on this Note is 18.000% per annum. Borrower will pay interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate, with the exception of any amounts added to the principal balance of this Note based on Lender's payment of insurance premiums, which will continue to accrue interest at the pre-maturity rate.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement. or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (g) Any of the events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is Impaired. (I) Lender in good faith deems itself insecure.

If any default, other than a default in payment, is curable, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDERS RIGHTS. Upon default, Lender may declare the entire indebtedness, including the unpaid principal balance on this Note, all accrued unpaid Interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, Immediately due, without notice, and then Borrower will pay that amount. Lender may hire an attorney to help collect this Note if Borrower does not pay, and Borrower will pay Lender's reasonable attorneys' fees. Borrower also will pay Lender all other amounts actually incurred by Lender as court costs, lawful fees for filing, recording, or releasing to any public office any instrument securing this loan; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transferring a certificate of title to any motor vehicle offered as security for this loan, or premiums or identifiable charges received In connection with the sale of authorized insurance. This Note has been delivered to Lender and accepted by Lender In the State of Texas. If there Is a lawsuit, and If the transaction evidenced by this Note occurred In Harris County, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Harris County, the State of Texas This Note shall be governed by and construed In accordance with the laws of the State of Texas and applicable Federal laws.

12-13-1995                         PROMISSORY NOTE            Page 2
Loan No. 12755-003

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), Including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, Keogh, and trust accounts. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

RENEWAL AND EXTENSION. This Note is given in renewal and extension and not in novation of the following described indebtedness: RENEWAL OF PROMISSORY NOTE DATED SEPTEMBER 15, 1994, IN THE ORIGINAL PRINCIPAL AMOUNT OF $2,500,000.00, EXECUTED BY DI INDUSTRIES, INC.; DI SERVICES INC. DBA ALAMO RIG AND EQUIPMENT COMPANY; DI ENERGY, INC.; DRILLERS, INC.; CUBBY DRILLING INC.; WESTERN OIL WELL SERVICE CO.; BUTLER-JOHNSON, INC.; DI DRILLING INC.; DI INTERNATIONAL, INC.; AND DRILLERS INC OF FLORIDA PAYABLE TO THE ORDER OF CHARTER NATIONAL BANK-COLONIAL.

GENERAL PROVISIONS. This Note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. NOTICE: Under no circumstances (and notwithstanding any other provisions of this Note) shall the interest charged, collected, or contracted for on this Note exceed the maximum rate permitted by law. The term "maximum rate permitted by law" as used in this Note means the greater of (a) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note, or (b) the higher, as of the date of this Note, of the "Indicated Rate Ceiling" or the "Quarterly Ceiling" as referred to in Article 5069-1.04 (a)(1) and Article 5069-1.04 (a)(2) respectively, V.T.C.S. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. In particular, this section means (among other things) that Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

DI Industries, Inc.; DI Services Inc. dba Alamo Rig and Equipment Company; DI Energy, Inc.; Drillers, Inc.; Cubby Drilling Inc.; Western Oil Well Service Co.; Butler-Johnson, Inc.; DI Drilling Inc.; DI International, Inc.; and Drillers Inc. of Florida, herein collectively called "Maker".

    /s/ Thomas L. Easley
By:___________________________________________________________
Thomas  L. Easley, Vice President & Chief Financial Officer

    /s/ Thomas L. Easley
By:___________________________________________________________
Thomas  L. Easley, Vice President & Chief Financial Officer

    /s/ Thomas L. Easley
By:___________________________________________________________
Thomas  L. Easley, Vice President & Chief Financial Officer

    /s/ Thomas L. Easley
By:___________________________________________________________
Thomas  L. Easley, Vice President & Chief Financial Officer

    /s/ Thomas L. Easley
By:___________________________________________________________
Thomas  L. Easley, Vice President & Chief Financial Officer

    /s/ Thomas L. Easley
By:___________________________________________________________
Thomas  L. Easley, Vice President & Chief Financial Officer

    /s/ Thomas L. Easley
By:___________________________________________________________
Thomas  L. Easley, Vice President & Chief Financial Officer

    /s/ Thomas L. Easley
By:___________________________________________________________
Thomas  L. Easley, Vice President & Chief Financial Officer

    /s/ Thomas L. Easley
By:___________________________________________________________
Thomas  L. Easley, Vice President & Chief Financial Officer